UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

ROPER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 001-12273

Delaware	51-0263969
(State of incorporation)	(I.R.S. Employer Identification No.)

2160 Satellite Blvd., Suite 200 Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(770) 495-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1—Registrants’ Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2006 (the “Separation Date”), Roper Industries, Inc. (the “Company”) entered into a Separation Agreement and Release (“Separation Agreement”) with Michael Towe, formerly the Vice President and Chief Financial Officer of the Company.

Pursuant to the Separation Agreement, Mr. Towe will be entitled to receive (i) severance pay at his former base salary level through December 31, 2006 and an additional severance payment of $15,000 within fifteen (15) days after the Separation Date, (ii) a lump sum payment of $100,000 within fifteen (15) days after the Separation Date, (iii) continuation of certain healthcare benefits for the first twelve (12) months following the Separation Date, (iv) a sixty (60)-day extension following the Separation Date in which to exercise any fully vested options, and (v) 15,000 restricted shares awarded to him at his time of hire (now 30,000 restricted shares, after giving effect to the Company’s recent stock split), which will vest on the eighth day immediately following the Separation Date. In consideration of such benefits, Mr. Towe broadly releases the Company and its affiliates from all claims, demands and causes of action related to his employment with the Company.

This summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

The Company issued a press release on March 20, 2006 announcing the departure of Mr. Towe, a copy of which is included as Exhibit 99.1.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As set forth in Item 1.01 above, on March 14, 2006, Michael Towe executed the Separation Agreement and ceased to be Vice President and Chief Financial Officer, effective as of that date.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit:

Exhibit No.	Description
10.1	Separation Agreement and Release between the Company and Michael Towe.

99.1	Press Release dated March 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.

By:	/s/ David B. Liner
David B. Liner
Vice President, General Counsel and Secretary

Date: March 20, 2006